UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest

event reported) March 31, 2021

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market, LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 31, 2021, Pacific Western Bank (the “Bank”), a California state-chartered bank and the wholly-owned subsidiary of PacWest Bancorp (the “Company”), entered into a Purchase and Assumption Agreement (the “Purchase Agreement”), with MUFG Union Bank, N.A. (“Union Bank”). Pursuant to the Purchase Agreement, the Bank will acquire certain assets and assume certain liabilities related to Union Bank’s Homeowners Association (“HOA”) Services Division for a deposit premium of 5.9% plus the net book values of certain assets and liabilities.

At the closing of the acquisition, and subject to the terms of the Purchase Agreement, the Bank will assume the deposit liabilities related to Union Bank’s HOA Services Division and will acquire their related loans. Currently, there are approximately $4.0 billion of deposits related to Union Bank’s HOA Services Division and $6.0 million in related loans.

The Purchase Agreement contains customary representations, warranties and covenants by the parties, including, among others, covenants that require (i) the Bank to offer employment to all Union Bank’s HOA Services Division employees and to employ each employee who accepts the offer, (ii) Union Bank to conduct its HOA business in the ordinary course during the period between execution of the Purchase Agreement and consummation of the acquisition contemplated by the Purchase Agreement, and (iii) Union Bank not to engage in certain kinds of transactions during such period without the Bank’s prior written consent.

The Company anticipates that the Bank will complete the acquisition of Union Bank’s HOA Services Division and the related systems conversion in the fourth quarter of 2021, subject to receipt of regulatory approvals as well as other customary closing conditions.

The foregoing description of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this Current Report on Form 8-K by reference. Except for its status as a contractual document that establishes and governs the legal relations between the parties with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement.

Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking information that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 about the Company, the Bank, Union Bank’s HOA Services Division and the proposed acquisition.  Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond the control of the Company, the Bank and Union Bank. Such risks and uncertainties include, but are not limited to, the following factors: the expected synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all, regulatory approvals of the acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition, conditions to the closing of the acquisition may not be satisfied, and the loss of customers and/or personnel may adversely impact the expected financial benefits of the acquisition. The COVID-19 pandemic is adversely affecting the Company, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID-19 pandemic and the severity of its impact on key macro-economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect the Company’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, the Company’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, the magnitude of individual loan losses on security monitoring loans, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. All forward-looking statements included in this Current Report on Form 8-K are based on information available at the time of filing.

We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Item 7.01	Regulation FD Disclosure

On April 1, 2021, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A presentation regarding the Bank’s pending acquisition of Union Bank’s HOA Services Division is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including the attached press release and presentation, are furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Assumption Agreement, dated March 31, 2021, between Pacific Western Bank and MUFG Union Bank, N.A.*
99.1	Press Release, dated April 1, 2021.
99.2	Investor Presentation, dated April 1, 2021.
104	Cover page interactive data file (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: April 1, 2021	By:	/s/ Bart R. Olson
Name: Bart R. Olson
Title: Executive Vice President and Chief Financial Officer